Exhibit 99.1

NEWS RELEASE
Contact:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Little Switzerland, Inc.
Tony Wasserman - VP, Marketing
248-809-5560
twasserman@nxpco.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT WITH LUXURY GOODS RETAILER LITTLE SWITZERLAND

Alliance Data to Continue Managing Private Label Credit Card Program for
Leading Purveyor of Jewelry, Watches, Giftware and Other Fine Merchandise

DALLAS – March 27, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year renewal agreement to continue managing the private label credit card program for Little Switzerland, Inc., a leading multichannel retailer of duty-free merchandise with 32 retail locations on 10 Caribbean islands and in Key West, Fla., operated under the trade names Little Switzerland and Jewels, and through strong web and catalog channels.

“Since launching our credit card program with Alliance Data in 2004, Little Switzerland has expanded its customer base and increased loyalty by offering compelling financing and promotional offers; we look forward to continuing this partnership and growing the program,” said Hal Tayler, chief executive officer, Little Switzerland, Inc. “In our endeavor to define luxury in the Caribbean, and in continued collaboration with Alliance Data, we are able to ensure a level of convenience and flexibility to our cardholders that makes our quality merchandise accessible to even more travelers and online shoppers.”

Card program benefits include flexible promotional financing options and no annual card fee, as well as online account activation and management.
“Little Switzerland is a true category leader with a history of providing a memorable shopping experience for the finest in luxury goods. Alliance Data is privileged to continue this partnership, leveraging our extensive promotional financing and cross-channel marketing expertise to help the company continue its growth,” said Melisa Miller, president of Retail Services for Alliance Data. “Our suite of credit and marketing services will continue to enhance Little Switzerland’s marketing, merchandising, and customer outreach strategies to keep the Little Switzerland brand top-of-mind with their most loyal customers.

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Little Switzerland
Established in 1954, Little Switzerland, Inc.  is a leading specialty retailer of branded watches, jewelry, giftware and accessories. Little Switzerland currently operates 32 retail stores on 10 Caribbean islands, as well as in the state of Florida under the trade names of Little Switzerland and Jewels.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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